Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

S L F

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Banyan Corporation on Form S-8 of our report dated April 10, 2006, appearing in the Annual report on Form 10-KSB of Banyan Corporation for the year ended December 31, 2005.

Toronto, Ontario, Canada	“SCHWARTZ LEVITSKY FELDMAN LLP”
December 4, 2006	Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663